Exhibit 21.1
Universal Electronics Inc.
List of Subsidiaries of the Registrant
C.G. Development Ltd. (organized under the laws of Hong Kong)
CG Mexico Distribution Co., S de R.L. de C.V. (organized under the laws of Mexico)
CG Mexico Remote Controls, S de R.L. de C.V. (organized under the laws of Mexico)
Ecolink Intelligent Technology, Inc. (organized under the laws of Delaware)
Enson Assets Ltd. (organized under the laws of the British Virgin Islands)
Gemstar Polyfirst Ltd. (organized under the laws of Hong Kong)
Gemstar Technology (Qinzhou) Co. Ltd. (organized under the laws of the People's Republic of China)
Gemstar Technology (Yangzhou) Co. Ltd. (organized under the laws of the People's Republic of China)
Guangzhou Universal Electronics Service Co., Ltd. (organized under the laws of the People's Republic of China)
One For All France S.A.S. (organized under the laws of France)
One For All GmbH (organized under the laws of Germany)
One For All Iberia S.L. (organized under the laws of Spain)
One For All UK, Ltd. (organized under the laws of the United Kingdom)
Qinzhou Universal Trading Co. Ltd. (organized under the laws of the People's Republic of China)
UE Japan Ltd. (organized under the laws of Japan)
UE Korea Ltd. (organized under the laws of South Korea)
UE Singapore Pte. Ltd. (organized under the laws of the Republic of Singapore)
UE Vietnam Company Limited (organized under the laws of Vietnam)
UEI Electronics Pte. Ltd. (organized under the laws of India)
UEI Hong Kong Pte. Ltd. (organized under the laws of Hong Kong)
Universal Electronics B.V. (organized under the laws of the Netherlands)
Universal Electronics Italia S.R.L. (organized under the laws of Italy)
Universal Electronics Trading Co. Ltd. (organized under the laws of the People's Republic of China)
Universal Electronics Yangzhou Co. Ltd. (organized under the laws of the People's Republic of China)
Universal Electronics do Brasil Ltda. (organized under the laws of Brazil)
Yangzhou Universal Trading Co. Ltd. (organized under the laws of the People's Republic of China)